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Exhibit 99(b)(4)

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

        This Third Amendment to Second Amended and Restated Credit and Security Agreement, dated as of December 12, 2000, is made by and among CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (referred to herein collectively as, the "Borrower"), and WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, a national banking association formerly known as Norwest Bank Colorado, National Association (the "Lender").

Recitals

        The Borrower and the Lender have entered into a Second Amended and Restated Credit and Security Agreement dated as of May 24, 1999, as previously amended (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        50486.    Defined Terms.    Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "Advance" means a Revolving Advance, a Term Advance or a Treasury Term Advance.

          "Borrowing Base" means, at any time, the lesser of:

            (a)   the Maximum Line; or

            (b)   the sum of:

                (i)  80% of Eligible Accounts without dating terms, plus

               (ii)  the lesser of (A) 65% of Eligible Accounts with dating terms which are not past due, or (B) $1,000,000, plus

              (iii)  the lesser of (A) 50% of Eligible Inventory (minus 105% of the total outstanding balance owed by the Borrower to Deutsche Financial Services Corporation), or (B) $3,000,000, minus

              (iv)  the sum of (A) the outstanding principal balance of the Term Note, plus (B) the outstanding principal balance of the Treasury Term Note.

          "Maturity Date" means December 31, 2002.

          "Maximum Line" means $5,000,000.

          "Note" means the Revolving Note, the Term Note, or the Treasury Term Note; and "Notes" means the Revolving Note, the Term Note, and the Treasury Term Note.

          "Senior Debt" means the difference between all Debt of the Borrower and Subordinated Debt of the Borrower.

          "Term Rate" means an annual rate equal to eight and one-eighth percent (8.125%) provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, the Term Rate shall, in the Lender's discretion and without waiving any of its other rights and remedies, mean an annual rate equal to ten and one-eighth percent (10.125%).

          "Treasury Term Advance" has the meaning set forth in Section 2.04 hereof.

          "Treasury Term Rate" means a fixed annual rate equal to the difference of (a) the Base Rate on the date the Borrower requests the Treasury Term Advance and (b) one-eighth of one percent (0.125%); provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, the Treasury Term Rate shall, in the Lender's discretion and without waiving any of its other rights and remedies, mean a fixed annual rate equal to the sum of (a) the Base Rate on the date the Borrower requests the Treasury Term Advance and (b) one and seven-eighths percent (1.875%).

          "Treasury Term Note" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit B to the Third Amendment hereto and any note or notes issued in substitution therefor, as the same may hereafter be, amended, supplemented or restated from time to time.

        50487.    Section 2.02 of the Credit Agreement is hereby amended by adding a new subsection (c) thereto, to read in its entirety as follows:

          "(c)    The Treasury Term Advance shall be evidenced by and repayable with interest in accordance with the Treasury Term Note. The principal of the Treasury Term Note shall be payable as provided in Section 2.05, and shall bear interest as provided herein."

        50488.    Section 2.03 of the Credit Agreement is hereby amended by adding a new subsection (d) thereto, to read in its entirety as follows:

          "(d)    Treasury Term Note.    The Treasury Term Advance shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Treasury Term Rate; provided, however, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the Treasury Term Advance outstanding from time to time shall be payable on January 31, 2001 and monthly thereafter on the last day of each month and on the Termination Date or earlier prepayment in full. The Borrower agrees that the Lender may at any time or from time to time, without further request by the Borrower, make a Revolving Advance to the Borrower, or apply the proceeds of any Revolving Advance, for the purpose of paying all such interest promptly when due."

        50489.    Section 2.04 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 2.04    Term Advance and Treasury Term Advance.

          (a)   The Lender agrees, on the terms and subject to the conditions herein set forth, to make an advance to the Borrower in the aggregate amount of $1,000,000 (the "Term Advance"). The Borrower's obligation to pay the Term Advance shall be evidenced by the Term Note and shall be secured by the Collateral as provided in this Article II. Upon fulfillment of the applicable conditions set forth in Article III, the Lender shall deposit the proceeds of the requested Term Advance in the manner agreed by the Lender and the Borrower in writing.

          (b)   The Lender agrees, on the terms and subject to the conditions herein set forth, at the request of the Borrower (which request shall be made on or before January 30, 2001), to make an advance to the Borrower in the aggregate amount of $500,000 (the "Treasury Term Advance"). The Borrower's obligation to pay the Treasury Term Advance shall be evidenced by the Treasury Term Note and shall be secured by the Collateral as provided in this Article II. Upon fulfillment of the applicable conditions set forth in Article III, the Lender shall deposit the proceeds of the requested Treasury Term Advance in the manner agreed by the Lender and the Borrower in writing."

        50490.    Section 2.05 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 2.05    Payment of Term Advance and Treasury Term Advance.

          (a)   The outstanding principal balance of the Term Note shall be due and payable as follows:

              (i)  On August 31, 1999 and monthly thereafter on the last day of each month, in equal payments of $11,905; and

             (ii)  on the earliest of (i) May 31, 2004, or (ii) acceleration by the Lender pursuant to Section 7.02 hereof, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

          (b)   The outstanding principal balance of the Treasury Term Note shall be due and payable as follows:

              (i)  On January 31, 2001 and monthly thereafter on the last day of each month, in equal payments of $8,333.33; and

             (ii)  on the earliest of (A) December 31, 2005, or (B) acceleration by the Lender pursuant to Section 7.02 hereof, the entire unpaid principal balance of the Treasury Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

        50491.    Section 2.06 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 2.06    Voluntary Prepayment; Prepayment Fees.

            (a)    Voluntary Prepayment.    Except as otherwise provided herein, the Borrower may prepay the Revolving Advance in whole at any time or from time to time in part. The Borrower may prepay the Term Advance or the Treasury Term Advance (other than in accordance with Section 2.05) if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with Section 2.06(b). Any prepayment of the Term Advance or the Treasury Term Advance (other than in accordance with Section 2.05) must be in an amount not less than $25,000 or an integral multiple thereof. Any partial prepayments of the Term Note or the Treasury Term Note (other than in accordance with Section 2.05) shall be applied to principal payments due and owing in inverse order of their maturities.

            (b)    Term Note Prepayment Fees.    If the Term Note is prepaid for any reason except in accordance with Section 2.05, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three-quarters of one percent (.75%) if prepayment occurs on or before May 24, 2000; (ii) one-half of one percent (0.5%) if prepayment occurs after May 24, 2000 but on or before May 24, 2001; and (iii) one-quarter of one percent (0.25%) if prepayment occurs after May 24, 2001. The Borrower will not be required to pay the prepayment fees otherwise due under this Section 2.06(b) if such prepayment is made out of increased cash flow from Borrower's operations (which requirement shall be met only to the extent the Borrower does not refinance such prepaid amount within 120 days of such prepayment).

            (c)    Treasury Term Note Prepayment Fees.    Treasury Term Note is prepaid for any reason except in accordance with Section 2.05, the Borrower shall pay to Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three-quarters of one percent (.75%) if prepayment occurs on or before October     , 2001; (ii) one-half of one percent (0.5%) if prepayment occurs after October     , 2001; and (iii) one-quarter of one

    percent (0.25%) if prepayment occurs after October     , 2001. The Borrower will not be required to pay the prepayment fees otherwise due under this Section 2.06(c) if such prepayment is made out of increased cash flow from Borrower's operations (which requirement shall be met only to the extent the Borrower does not refinance such prepaid amount within 120 days of such prepayment)."

        50492.    Section 2.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 2.11    Use of Proceeds.    The proceeds of the Term Advance shall be used to purchase the common stock of Western held by the Seller. Up to $500,000 of proceeds of Revolving Advances may be used by the Borrower to purchase or to repurchase the common stock of Western held by the Seller. The remaining proceeds of Revolving Advances under the Commitment shall be used by the Borrower to pay out Colorado Business Bank in an amount of approximately $450,000 and otherwise for ordinary working capital and general business purposes. The proceeds of the Treasury Term Advance, together with up to $350,000 in proceeds of Revolving Advances, may be distributed to the Guarantor to repurchase up to 3,000,000 shares of the common stock of the Guarantor currently held by the existing shareholders of the Guarantor. The amount of such distribution may not exceed $850,000."

        50493.    Section 5.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 5.08    Net Worth.    The Borrower shall at all times during each of the periods set forth below, maintain its Tangible Capital Funds at or above the amounts set forth opposite such period.

Period	Tangible Capital Funds
All times during the months of August, September, October and November of 2000	$2,600,000
All times during the months of December 2000, and January, February, March, April, May, June, and July of 2001	$2,000,000
All times during the months of August, September, October and November of 2001	$2,600,000
All times during the months of December 2001 and each year thereafter, and January, February, March, April, May, June, and July of 2002 and each year thereafter	$2,500,000
All times during the months of August, September, October and November of 2002 and each year thereafter	$3,100,000	"

        50494.    Section 5.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Section 5.09    Senior Debt to Tangible Capital Funds.    The Borrower shall at all times during each of the periods set forth below, maintain the ratio of the Borrower's Senior Debt to the Borrower's Tangible Capital Funds at a ratio which is less than or equal to the ratios set forth opposite such period:

Period	Ratio
December 2000 through July 2001	3.75 to 1.0
August 2001 and at all times thereafter	3.50 to 1.0	"

        50495.    No Other Changes.    Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        50496.    Origination Fee.    The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable origination fee in the amount of $2,500 in consideration of the Lender's execution of this Amendment.

        50497.    Conditions Precedent.    This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          The Treasury Term Note substantially in the form of Exhibit B hereto, duly executed on behalf of the Borrower (the "New Note").

          Such other matters as the Lender may require.

        50498.    No Other Waiver.    The execution of this Amendment and acceptance of the Replacement Note, the New Note, the Replacement Term Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        50499.    Release.    The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        50500.    Miscellaneous.    This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK WEST, NATIONAL ASSOCIATION
By:

Its:

CPS DISTRIBUTORS, INC.
By:

Its:

WATER SYSTEMS, INC.
By:

Its:

WESTERN PIPE SUPPLY CO., INC.
By:

Its:

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

        The undersigned, a guarantor of the indebtedness of CPS Distributors, Inc., Water Systems, Inc. and Western Pipe Supply Co., Inc. (referred to herein collectively as, the "Borrower") to Wells Fargo Bank West, National Association (the "Lender") pursuant to a Guaranty dated as of May 24, 1999 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 14 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower's present and future indebtedness to the Lender.

HIA, INC.
By:

Its:

Exhibit A to Third Amendment to
Second Amended and Restated Credit Agreement

SECOND AMENDED AND RESTATED REVOLVING NOTE

$5,000,000	Denver, Colorado

December     , 2000

        For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed in a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement dated as of May 24, 1999 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in replacement of and substitution for, but not in repayment of, the Borrower's Revolving Note dated as of July 31, 2000 in the original principal amount of $4,500,000. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CPS DISTRIBUTORS, INC.
By:

Its:

WATER SYSTEMS, INC.
By:

Its:

WESTERN PIPE SUPPLY CO., INC.
By:

Its:

Exhibit B to Third Amendment to
Second Amended and Restated Credit Agreement

TREASURY TERM NOTE

$1,000,000	Denver, Colorado

December ___, 2000

        For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promise to pay on the dates set forth in the Credit Agreement (defined below), but in any event no later than December 31, 2005, to the order of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of the Term Advance made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Security Documents as defined in the Credit Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CPS DISTRIBUTORS, INC.
By:

Its:

WATER SYSTEMS, INC.
By:

Its:

WESTERN PIPE SUPPLY CO., INC.
By:

Its:

Exhibit C to Third Amendment to
Second Amended and Restated Credit Agreement

FIRST AMENDED AND RESTATED TERM NOTE

$1,000,000	Denver, Colorado

December ___, 2000

        For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promise to pay on the dates set forth in the Credit Agreement (defined below), but in any event no later than May 31, 2004, to the order of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of the Term Advance made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed in a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit Agreement dated as of May 24, 1999 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in replacement of and substitution for, but not in repayment of, the Borrower's Term Note dated as of May 24, 1999 in the original principal amount of $1,000,000. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Security Documents as defined in the Credit Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CPS DISTRIBUTORS, INC.
By:

Its:

WATER SYSTEMS, INC.
By:

Its:

WESTERN PIPE SUPPLY CO., INC.
By:

Its:

SECOND AMENDED AND RESTATED REVOLVING NOTE

$5,000,000	Denver, Colorado

December     , 2000

        For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed in a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement dated as of May 24, 1999 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in replacement of and substitution for, but not in repayment of, the Borrower's Revolving Note dated as of July 31, 2000 in the original principal amount of $4,500,000. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CPS DISTRIBUTORS, INC.
By:

Its:

WATER SYSTEMS, INC.
By:

Its:

WESTERN PIPE SUPPLY CO., INC.
By:

Its:

TREASURY TERM NOTE

$1,000,000	Denver, Colorado

December     , 2000

        For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promise to pay on the dates set forth in the Credit Agreement (defined below), but in any event no later than December 31, 2005, to the order of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of the Term Advance made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Security Documents as defined in the Credit Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CPS DISTRIBUTORS, INC.
By:

Its:

WATER SYSTEMS, INC.
By:

Its:

WESTERN PIPE SUPPLY CO., INC.
By:

Its:

FIRST AMENDED AND RESTATED TERM NOTE

$1,000,000	Denver, Colorado

December     , 2000

        For value received, the undersigned, CPS DISTRIBUTORS, INC., a Colorado corporation, WATER SYSTEMS, INC., a Wyoming corporation, and WESTERN PIPE SUPPLY CO., INC., a Colorado corporation (collectively, the "Borrower"), hereby jointly and severally promise to pay on the dates set forth in the Credit Agreement (defined below), but in any event no later than May 31, 2004, to the order of WELLS FARGO BANK WEST, NATIONAL ASSOCIATION (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of the Term Advance made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed in a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit Agreement dated as of May 24, 1999 (as the same may be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in replacement of and substitution for, but not in repayment of, the Borrower's Term Note dated as of May 24, 1999 in the original principal amount of $1,000,000. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Security Documents as defined in the Credit Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CPS DISTRIBUTORS, INC.
By:

Its:

WATER SYSTEMS, INC.
By:

Its:

WESTERN PIPE SUPPLY CO., INC.
By:

Its:

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  Exhibit 99(b)(4)